Exhibit 32.2

Section 1350 Certification of Chief Financial Officer

In connection with the Annual Report on Form 10-K of Synaptics Incorporated (the “Company”) for the year ended June 29, 2019 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Kermit Nolan, Interim Chief Financial Officer of the Company, certify, to the best of my knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Kermit Nolan
Kermit Nolan
Interim Chief Financial Officer
August 23, 2019